EXHIBIT 99.J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 14, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to Shareholders of the Golden Oak Growth Portfolio, the
Golden Oak Value Portfolio, the Golden Oak Tax-Managed Equity Portfolio, the Golden Oak Small Cap Value Portfolio, the Golden Oak International Equity Portfolio, the Golden Oak Intermediate-Term Income Portfolio, the Golden Oak Michigan Tax Free Bond Portfolio and the Golden Oak Prime Obligation Money Market Portfolio (constituting eight portfolios The Arbor Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
May 30, 2002